UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018 (December 27, 2017)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1101 Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously disclosed, on December 19, 2017, Rentech, Inc. (the “Company”) and one of its subsidiaries, Rentech WP U.S. Inc. (“Rentech WP” and together with the Company, the “Debtors”), filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). Also on December 19, 2017, the Debtors filed their proposed combined disclosure statement and plan of liquidation (the “Plan of Liquidation”) and a motion seeking an order confirming the Plan of Liquidation. The case is being administered under the caption “In re Rentech WP U.S. Inc. et al.,” Case Number 17-12958.

On December 27, 2017, the Debtors filed a motion (the “Sale Motion”) for entry of an order pursuant to Bankruptcy Code Sections 105 and 363(b) authorizing the Debtors to approve the following actions:

(i)

(A) the sale of all or substantially all of the assets and specified liabilities (the “Fulghum Sale”) of Fulghum Fibres, Inc. (“Fulghum”), a wholly-owned non-debtor subsidiary of Rentech WP, and the assets of Fulghum’s subsidiaries Fulghum Fibres Florida, Inc. (“Fulghum Florida”) and Fulghum Fibres Collins, Inc. (“Fulghum Collins” and together with Fulghum and Fulghum Florida, the “Fulghum Sellers”), pursuant to that certain Asset Purchase Agreement, dated as of December 15, 2017, by and among Fulghum, Fulghum Florida and Fulghum Collins, FFI Acquisition, Inc., as Fulghum Buyer, the Company, and Scott Davis Chip Company, Inc., as Affiliate Guarantor of Fulghum Buyer, and (B) all such related actions as are required to consummate the Fulghum Sale;

(ii)

(A) the sale of all or substantially all of the assets and specified liabilities (the “NEWP Sale”) of New England Wood Pellet, LLC (“NEWP”), a wholly-owned non-debtor subsidiary of Rentech WP, and the assets of NEWP’s subsidiaries Schuyler Wood Pellet, LLC (“Schuyler”) and Deposit Wood Pellet, LLC (“Deposit” and together with NEWP and Schuyler, the “NEWP Sellers”), pursuant to that certain Asset Purchase Agreement, dated as of December 19, 2017, by and among NEWP, Schuyler, Deposit, Lignetics of New England, Inc., as NEWP Buyer, the Company and Lignetics, Inc., as Parent Guarantor of NEWP Buyer, and (B) all such related actions as are required to consummate the NEWP Sale; and

(iii)	all corporate actions that the Debtors deem reasonably necessary in order to consummate the Fulghum Sale and the NEWP Sale.

The notice of the Sale Motion provides that the hearing on the Sale Motion will be held on January 17, 2018 at 10:00 a.m. Eastern Standard Time, and any objections to the Sale Motion must be filed on or before January 10, 2018 at 4:00 p.m. Eastern Standard Time, with the Bankruptcy Court.

The foregoing description of the Sale Motion is a summary and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the Sale Motion, a copy of which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

99.1	Sale Motion, dated as of December 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTECH, INC.

Date: January 3, 2018	By:	/s/ Paul Summers
Paul Summers
Chief Financial Officer